Exhibit 9

FORM OF STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of April 2, 2014 (this “Agreement”), is made by and among Celgene Corporation, a Delaware corporation (“Buyer”), and [•], a [state of formation] [type of entity] (“Seller”).

WHEREAS, Seller is the record and beneficial owner of the number of shares set forth opposite its name on Schedule A hereto (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of Acceleron Pharma Inc., a Delaware corporation (the “Company”); and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Shares to be sold by Seller hereunder for the aggregate purchase price set forth opposite Seller’s name on Schedule A hereto (the “Purchase Price”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, the parties to this Agreement agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. When used in this Agreement, the following terms shall have the following meanings:

“Action” means any action, suit, proceeding, claim, arbitration, litigation or investigation, in each case by or before any Person.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business.

“Closing” means the closing of the purchase and sale of the Shares as contemplated hereby.

“Confidential Information” means information (whether oral or written, tangible or intangible) provided by or on behalf of any party or any of its Representatives to any other party or any of its Representatives; provided, that the term “Confidential Information” does not include information that is or becomes available to the public other than as a result of a disclosure by such other party or any Representative of such other party in violation of this Agreement or any other obligation of confidentiality.

“control” (and its derivatives) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting equity interests, as trustee or executor, by contract or otherwise.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“HSR Act” means Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Lien” means any mortgage, lien, pledge, charge, security interest, adverse claim, restriction on transfer, or other encumbrance (except for those restrictions on transfer and encumbrances set forth in Section 4.7 (Restrictive Nature of Shares) herein).

“Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated association, governmental entity or any agency, instrumentality or political subdivision of any governmental entity, or any other entity or body.

“Representatives” means, with respect to a Person, such Person’s Affiliates, and the directors, officers, managers, stockholders, members, principals, partners, employees, agents, attorneys, accountants and other advisors and representatives of such Person or any of its Affiliates.

“SEC” means the Securities and Exchange Commission.

ARTICLE II

PURCHASE AND SALE

Section 2.1. Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Buyer, free and clear of all Liens, and Buyer shall purchase and acquire from Seller, all of the Shares to be sold by Seller hereunder, in exchange for the Purchase Price.

Section 2.2. Closing. Subject to the terms and conditions of this Agreement, the Closing shall be held at the offices of Buyer at (a) 10:00 a.m. Eastern time on the second Business Day following the satisfaction or, to the extent permitted, waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, but subject to the satisfaction or, to the extent permitted, waiver of those conditions at the Closing), or (b) such other time or on such other date or at such other place as Seller and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

Section 2.3. Transaction to be Effected at the Closing. At the Closing,

(a) Seller shall (i) transfer the Shares to be sold by Seller hereunder held in book-entry form to Buyer, and (ii) deliver to Buyer all other documents and instruments necessary to vest in Buyer all of Seller’s right, title and interest in and to such Shares, free and clear of all Liens.

(b) Buyer shall deliver to Seller the Purchase Price by wire transfer of immediately available federal funds to an account designated by Seller at least 48 hours prior to the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct on the date hereof and as of the Closing.

Section 3.1. Ownership of the Shares. Seller holds of record and owns beneficially the Shares, free and clear of all Liens. Except for this Agreement, Seller is not a party to, or otherwise bound by, any option, warrant, purchase right or other contract that could require Seller to sell, transfer or otherwise dispose of any of the Shares or vote the Shares in any manner.

Section 3.2. Authority and Enforceability. Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby (the “Transactions”). The execution and delivery of this Agreement and the consummation of the Transactions have been duly authorized by all necessary action on the part of Seller.

Section 3.3. Investment Experience. Seller is a sophisticated seller and has (a) by reason of its business and financial experience, the capacity to protect its own interests in connection with the Transactions, (b) such knowledge and experience in financial, tax and business matters to enable Seller to evaluate the merits and risks of the Transactions and to make an informed investment decision with respect thereto, (c) adequate information concerning the Shares, (d) adequate information concerning the business and financial condition of Buyer as the purchaser of the Shares, (e) conducted, to the extent it deemed necessary, an independent investigation of such matters as, in its judgment, is necessary for it to make an informed investment decision with respect to the Shares, Buyer as the purchaser of the Shares and the Transactions, and (f) not relied upon Buyer for any investigation into, assessment of, or evaluation with respect to the Shares, Buyer as the purchaser of the Shares and/or the Transactions.

Section 3.4. Investment Purposes. Seller (a) has acquired the Shares for investment purposes only and not with a view toward distribution or resale in violation of any applicable securities laws, and (b) is selling the Shares, as principal, for its own account and not as a broker or agent for another party.

Section 3.5. No General Solicitation; etc. Seller acknowledges that (a) neither Buyer nor any of its Representatives has either directly or indirectly, including through a broker or finder engaged in any general solicitation relating to the purchase of the Shares; (b) the Purchase Price was determined through private arm’s length negotiations between Buyer and Seller and neither Buyer nor Seller is under any obligation or compulsion to enter into this Agreement; and (c) Buyer has not required Seller, as a condition to entering into this Agreement, to sell a particular number of Shares.

Section 3.6. Opportunity to Seek Counsel. Seller has (a) had an opportunity to review and consider this Agreement before signing it, (b) been strongly encouraged to consult with its own attorney(s) and confidential advisors before signing this Agreement, and (c) read and understood all of the terms and provisions of this Agreement.

Section 3.7. Access to Information.

(a) Seller has carefully reviewed (i) the Schedule 13Ds that relate to the Company filed by Buyer with the SEC, (ii) the annual report on Form 10-K of the Company for the fiscal year ended December 31, 2013 filed with the SEC on March 17, 2014, (iii) all public filings of the

Company with the SEC subsequent to December 31, 2013, (iv) other publicly available information regarding the Company, and (v) such other information that it and its Representatives deem necessary to make its decision to enter into the Transactions.

(b) Seller and its Representatives have had the opportunity to (i) ask questions of and receive answers from Representatives of Buyer concerning the Company, the Shares and the Transactions and (ii) receive and review all documents, records and books of Buyer pertaining to the Transactions and the Company. Seller and its Representatives have been supplied with (x) all such documents, records and books requested by Seller and (y) all additional information concerning the Transactions and the Company they have requested. Notwithstanding the foregoing, Seller understands that Buyer and its Representatives may possess material nonpublic information not known to Seller that may impact the value of the Shares (collectively, “Buyer Information”). Such Buyer Information may include information received (A) by Buyer or its Representatives in their capacities as directors, stockholders or Affiliates of the Company, (B) from the Company through the collaboration arrangement between the Company and the Buyer, (C) from the Company on a confidential basis, or (D) on a privileged basis from the attorneys, financial advisers or other Representatives of the Company. Although such Buyer Information may be indicative of a value of the Shares that is substantially different than the Purchase Price, Seller is experienced, sophisticated and knowledgeable in trading securities of public and private companies and understands the disadvantages to which Seller may be subject on account of the disparity of Information (defined below) as between Buyer and Seller, and Seller has nonetheless deemed it appropriate and in its best interest to engage in the Transactions for its own business purposes.

(c) Seller hereby:

(i) agrees that neither Buyer nor its Representatives shall have any liability to Seller or its Affiliates with respect to the existence, possession or non-disclosure of any Buyer Information, whether arising directly or indirectly, primarily or secondarily, by contract or operation of Law or otherwise, including as a matter of contribution, indemnification, set-off, rescission, or reimbursement;

(ii) waives any right, claim or cause of action, at Law or in equity, arising from or relating to, directly or indirectly, the existence, possession or non-disclosure of any Buyer Information, including without limitation pursuant to Sections 11, 12 and 17 of the Securities Act of 1933, as amended (the “Securities Act”) and Sections 10(b) and 20A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations promulgated by the SEC under the Exchange Act, and relinquishes all rights and remedies accorded by applicable Law to a seller of securities with respect to the Shares to the maximum extent permitted by law, as well as all rights to participate in any claim, action or remedy others may now or hereafter have with respect to the foregoing; and

(iii) with respect to the purchase and sale of the Shares, releases and discharges Buyer and its Representatives and all successors and assigns thereto (each a “Buyer Released Party”) of and from any and all suits, demands, obligations, liabilities, claims and causes of action, contingent or otherwise, of every kind and nature, at Law and in equity, which Seller and/or its Affiliates, successors or assigns may have against any Buyer Released Party, to the extent arising from or in connection with the existence, possession or non-disclosure of any Buyer Information whether asserted, unasserted, absolute, contingent, known or unknown.

(d) Seller hereby represents to each Buyer Released Party that (i) it has not assigned any claim or possible claim against the Buyer Released Parties, (ii) it fully intends to release all claims against the Buyer Released Parties as set forth above, and (iii) it has been advised by, and has consulted with, counsel with respect to the execution and delivery of this Agreement and has been fully apprised of the consequences of the waivers and releases set forth in this Section 3.7.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that each statement contained in this Article IV is true and correct on the date hereof and as of the Closing.

Section 4.1. Organization and Good Standing. Buyer is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. Buyer has not been formed for the specific purpose of acquiring the Shares.

Section 4.2. Authority and Execution. Buyer has the requisite power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly authorized by all necessary action on the part of Buyer.

Section 4.3. Investment Experience. Buyer is a sophisticated investor and has (a) by reason of its business and financial experience, the capacity to protect its own interests in connection with the Transactions, (b) such knowledge and experience in financial, tax and business matters to enable Buyer to evaluate the merits and risks of the Transactions and to make an informed investment decision with respect thereto, (c) adequate information concerning the Shares, (d) conducted, to the extent it deemed necessary, an independent investigation of such matters as, in its judgment, is necessary for it to make an informed investment decision with respect to the Shares and the Transactions, and (e) not relied upon Seller for any investigation into, assessment of, or evaluation with respect to the Shares and/or the Transactions.

Section 4.4. No General Solicitation; etc. Buyer acknowledges that (a) neither Seller nor any of its Representatives has either directly or indirectly, including through a broker or finder engaged in any general solicitation relating to the sale of the Shares; (b) the Purchase Price was determined through private arm’s length negotiations between Buyer and Seller and neither Buyer nor Seller is under any obligation or compulsion to enter into this Agreement; and (c) Seller has not required Buyer, as a condition to entering into this Agreement, to purchase a particular number of Shares.

Section 4.5. Opportunity to Seek Counsel. Buyer has (a) had an opportunity to review and consider this Agreement before signing it, (b) been strongly encouraged to consult with its own attorney(s) and confidential advisors before signing this Agreement, and (c) read and understood all of the terms and provisions of this Agreement.

Section 4.6. Investment Purposes; Accredited Investor. Buyer represents that it is buying the Shares (a) as principal, for its own accounts for investment only and not as a broker or agent for another party and (b) not with a view or any present intention toward effecting a distribution or resale in violation of any applicable securities laws. Buyer is an “accredited investor” as such term is defined in Regulation D of the Securities Act.

Section 4.7. Restrictive Nature of Shares. Buyer acknowledges and agrees that the Shares have not been registered under the Securities Act or qualified under any state security laws (“Blue Sky Laws”) and may not be sold, pledged or otherwise transferred by the Buyer without compliance with the registration provisions of the Securities Act or an exemption therefrom. Buyer acknowledges that the Shares are being transferred hereby under an exemption or exemptions from the registration and qualification requirements of the Securities Act and Blue Sky Laws which impose certain restrictions on Buyer’s ability to transfer the Shares. Buyer is aware of the provisions of Rule 144 promulgated under the Securities Act, including without limitation the applicable holding periods thereunder.

Section 4.8. Access to Information.

(a) Buyer has carefully reviewed (i) the Schedule 13Ds, if any, that relate to the Company filed by Seller with the SEC, (ii) the annual report on Form 10-K of the Company for the fiscal year ended December 31, 2013 filed with the SEC on March 17, 2014, (iii) all public filings of the Company with the SEC subsequent to December 31, 2013, (iv) other publicly available information regarding the Company, and (v) such other information that it and its Representatives deem necessary to make its decision to enter into the Transactions.

(b) Buyer and its Representatives have had the opportunity to (i) ask questions of and receive answers from Representatives of Seller concerning the Company, the Shares and the Transactions and (ii) receive and review all documents, records and books of Seller pertaining to the Transactions and the Company. Buyer and its Representatives have been supplied with (x) all such documents, records and books requested by Buyer and (y) all additional information concerning the Transactions and the Company they have requested. Notwithstanding the foregoing, Buyer understands that Seller and its Representatives may possess material nonpublic information not known to Buyer that may impact the value of the Shares (collectively, the “Seller Information” and, together with the Buyer Information, the “Information”). Such Seller Information may include information received (A) by Seller or its Representatives in their capacities as directors, stockholders or Affiliates of the Company, (B) from the Company on a confidential basis, or (C) on a privileged basis from the attorneys, financial advisers or other Representatives of the Company. Although such Seller Information may be indicative of a value of the Shares that is substantially different than the Purchase Price, Buyer is experienced, sophisticated and knowledgeable in trading securities of public and private companies and understands the disadvantages to which Buyer may be subject on account of the disparity of Information as between Seller and Buyer, and Buyer has nonetheless deemed it appropriate and in its best interest to engage in the Transactions.

(c) Buyer hereby:

(i) agrees that neither Seller nor its Representatives shall have any liability to Buyer or its Affiliates with respect to the existence, possession or non-disclosure of any Seller Information, whether arising directly or indirectly, primarily or secondarily, by contract or operation of Law or otherwise, including as a matter of contribution, indemnification, set-off, rescission, or reimbursement;

(ii) waives any right, claim or cause of action, at Law or in equity, arising from or relating to, directly or indirectly, the existence, possession or non-disclosure of any Seller Information, including without limitation pursuant to Sections 11, 12 and 17 of the Securities Act and Sections 10(b) and 20A of the Exchange Act, or the rules and regulations promulgated by the SEC under the Exchange Act, and relinquishes all rights and remedies accorded by applicable Law to a purchaser of securities with respect to the Shares to the maximum extent permitted by law, as well as all rights to participate in any claim, action or remedy others may now or hereafter have with respect to the foregoing; and

(iii) with respect to the purchase and sale of the Shares, releases and discharges Seller and its Representatives and all successors and assigns thereto (each a “Seller Released Party”) of and from any and all suits, demands, obligations, liabilities, claims and causes of action, contingent or otherwise, of every kind and nature, at Law and in equity, which Buyer and/or its Affiliates, successors or assigns may have against any Seller Released Party, to the extent arising from or in connection with the existence, possession or non-disclosure of any Seller Information whether asserted, unasserted, absolute, contingent, known or unknown.

(d) Buyer hereby represents to each Seller Released Party that (i) it has not assigned any claim or possible claim against the Seller Released Parties, (ii) it fully intends to release all claims against the Seller Released Parties as set forth above, and (iii) it has been advised by, and has consulted with, counsel with respect to the execution and delivery of this Agreement and has been fully apprised of the consequences of the waivers and releases set forth in this Section 4.8.

ARTICLE V

CERTAIN COVENANTS

Section 5.1. Confidentiality.

(a) In connection with the execution of this Agreement, each party and its Representatives have received certain Confidential Information. Each party shall, and shall cause its Representatives to, (i) use the Confidential Information solely for the purpose of evaluating the sale of the Shares (and not for any other purpose), and (ii) hold in confidence, and not make use of, divulge or otherwise disclose, directly or indirectly, any Confidential Information, except as may be required by applicable law, subject to the provisions of Section 5.1(b) hereof. All of the Confidential Information is and shall remain the sole and exclusive property of the party that provided the relevant Confidential Information (the “Disclosing Party”) or the Company until such time that the Confidential Information is or becomes available to the public.

(b) If any party or any of its Representatives becomes required by Law or any Governmental Authority to disclose any Confidential Information, such party shall provide the Disclosing Party and the Company with prompt notice thereof (including a description of the Confidential Information required to be disclosed), so that the Disclosing Party or the Company may seek a protective order or other appropriate remedy and/or waive compliance with this Agreement. In the event that such protective order is not obtained, such party and its Representatives shall furnish only that portion of such Confidential Information that is legally required to be provided and exercise its reasonable efforts to obtain assurances that confidential treatment will be afforded such information.

(c) Each party acknowledges and agrees that (i) the Confidential Information may contain material non-public information concerning the Company and its Affiliates; (ii) such party is aware of the restrictions imposed by U.S. and other securities laws, and the rules and regulations promulgated thereunder, on Persons in possession of material non-public information; and (iii) such party shall not, and shall not permit any of its Representatives to, directly or indirectly, use, or allow any third party to use, any Confidential Information in contravention of any U.S. or other securities laws or in connection with the purchase or sale of securities, properties or indebtedness. Nothing herein shall constitute an admission by the Company or the Disclosing Party that any Confidential Information in fact contains material non-public information concerning the Company or any of its Affiliates.

Section 5.2. No Liability. Each party hereby irrevocably waives and releases, to the fullest extent permitted by law, any and all Actions it has or may have against any other party, or any of its Representatives directly or indirectly based upon, relating to, or arising out of the Transactions, including any Action, whether under applicable securities Law or otherwise, directly or indirectly based upon, relating to, or arising out of the knowledge, possession, use or non-disclosure of any Information by such other party or any of its Representatives.

Section 5.3. Filings under HSR Act. Buyer shall coordinate and cooperate with the Company and shall use commercially reasonable efforts to, promptly following the date of this Agreement, submit the notification and report forms with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice as required by the HSR Act to satisfy the closing condition set forth in Section 6.1(a), in connection with the Transactions.

ARTICLE VI

CLOSING CONDITIONS

Section 6.1. Conditions to Obligations of Each Party under this Agreement. The respective obligations of each party to effect the Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

(a) HSR Act; Foreign Laws. The waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been earlier terminated.

(b) No Order. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other court order which (i) is in effect and (ii) has the effect of otherwise prohibiting or preventing the consummation of the Transactions.

(c) Certificates for the Benefit of Certain Third Parties. Each of the parties shall have delivered for the benefit of the Company, the Company’s transfer agent and/or any of the parties’ respective legal counsel or advisors any and all certificates of fact or confirmation of the restrictive nature of the securities reasonably requested by such third parties for purposes of confirming that the sale of Shares hereunder is made pursuant to an exemption under the Securities Act, for purposes of removing any restrictive legends associated with any share certificates representing the Shares, for purposes of any legal opinion to be rendered by the Company’s legal counsel in connection with the foregoing, and otherwise in order to give effect to the Transactions contemplated hereby.

Section 6.2. Conditions to Buyer’s Obligations. The obligations of Buyer to effect the Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

(a) Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

(b) Agreements and Covenants. Seller shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(c) Consents; Approvals; Waivers. (i) The Board of Directors of the Company shall have taken all actions so that (A) the restrictions contained in Section 13 of the Series C-1 Convertible Preferred Stock Agreement, dated February 20, 2008, between the Company and Buyer will not apply to Buyer in connection with the execution and delivery of this Agreement and the consummation of the Transactions; and (B) the restrictions contained in the Company’s internal trading policy or any other internal policy will not apply to Buyer in connection with the execution and delivery of this Agreement and the consummation of the Transactions; and (ii) the underwriters of the Company shall have taken all actions so that the restrictions contained in any lock-up agreement delivered by Buyer will not apply to Buyer in connection with the execution and delivery of this Agreement and the consummation of the Transactions.

Section 6.3. Conditions to Seller’s Obligations. The obligations of Seller to effect the Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

(a) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

(b) Agreements and Covenants. Buyer shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(c) Consents; Approvals; Waivers. (i) The Board of Directors of the Company shall have taken all actions so that the restrictions contained in the Company’s internal trading policy or any other internal policy will not apply to Seller in connection with the execution and delivery of this Agreement and the consummation of the Transactions; and (ii) the underwriters of the Company shall have taken all actions so that the restrictions contained in any lock-up agreement delivered by Seller will not apply to Seller in connection with the execution and delivery of this Agreement and the consummation of the Transactions.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally or by email or facsimile, (b) on the date delivered by a private courier as established by the sender by evidence obtained from such courier, or (c) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to Buyer to:

Celgene Corporation

86 Morris Avenue

Summit, NJ 07901

Attn: Senior Vice President, Business Development

Facsimile: (908) 673-2791

With a required copy (which shall not constitute notice) to:

Celgene Corporation

86 Morris Avenue

Summit, NJ 07901

Attn: General Counsel

Facsimile: (908) 673-2771

If to Seller, to:

[•]

Attn:

Facsimile:

email:

With a required copy (which shall not constitute notice) to:

Goodwin Procter LLP

53 State Street

Boston, MA 02109

Attn: Michael Bison, Esq.

Facsimile: (617) 523-1231

email: mbison@goodwinprocter.com

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

Section 7.2. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by each party. No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by law, (i) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (ii) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.

Section 7.3. Termination. This Agreement shall terminate automatically, and without any action by the parties hereto, on May 9, 2014 at 5:00 p.m. Eastern time if the Closing has not occurred prior to such time.

Section 7.4. Expenses. Each party shall bear its own costs and expenses in connection with this Agreement and the Transactions. Notwithstanding the foregoing, if any Action (whether based on contract, tort or otherwise) is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement or the Transactions, the substantially successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other reasonable costs incurred in connection therewith, in addition to any other relief to which it may be entitled.

Section 7.5. Successors and Assigns. This Agreement may not be assigned by any party without the prior written consent of the other party. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Section 7.6. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 7.7. Consent to Jurisdiction; Jury Trial Waiver. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purposes of any Action (whether based on contract, tort or otherwise) directly or indirectly arising out of or in connection with this Agreement or any Transaction. Each party agrees (a) to commence any such Action in such courts and (b) that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process with respect to any matters to which it has submitted to jurisdiction in this Section. Each party irrevocably and unconditionally waives (i) any objection to the laying of venue of any such Action in such courts, or that any such Action brought in any such court has been brought in an inconvenient forum, and (ii) all right to trial by jury in any such Action.

Section 7.8. Counterparts. This Agreement may be executed in counterparts, and either party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and both of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. The delivery of this Agreement may be effected by means of an exchange of facsimile signatures with original copies to follow by mail or courier service.

Section 7.9. Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto set forth the entire understanding of the parties hereto with respect to the subject matter hereof and thereof (including the purchase and sale of the Shares). Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

Section 7.10. Specific Performance. Each party agrees that irreparable damage (for which there would be no adequate remedy at law or in damages) would occur in the event that any of the provisions of Section 5.1 were not performed by such party or its Representatives in accordance with the terms thereof and that the Disclosing Party or the Company shall be entitled to specific performance of the terms of Section 5.1, in addition to any other remedy at law or equity.

Section 7.11. Interpretation. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. The terms “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. When a reference is made in this Agreement to an Article, Section or paragraph, such reference is to an Article, Section or paragraph of this Agreement unless otherwise specified. The word “include”, “includes”, and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified. A reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors and permitted assigns. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.12. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

Section 7.13. No Other Representations. Each party acknowledges that the representations and warranties of the other parties expressly and specifically set forth herein constitute their sole and exclusive representations and warranties in connection with the Transactions, and further agrees that all other representations and warranties of any kind or nature express or implied are specifically disclaimed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

BUYER: CELGENE CORPORATION

By:
Name:
Title:

SELLER: [•]

By:
Name:
Title:

Schedule A

Number of Shares to be Sold	Purchase Price